EXHIBIT 10.10

MONACO COACH CORPORATION
1993 INCENTIVE STOCK OPTION PLAN
STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.              NOTICE OF STOCK OPTION GRANT

«Name»

«Address1»

«Address2»

Pursuant to the terms and conditions of the Plan and this Option Agreement, you have been granted an Incentive Stock Option to purchase                    shares (the ‘Option’) of stock as outlined below.

Granted To:

Grant Date:

Options Granted:                                                                 Total Cost to Exercise:

Option Price Per Share:

Expiration Date:

Vesting Schedule:

This option may be exercised, in whole or in part, in accordance with the following schedule:

20% per year for 5 years

(vesting schedule)

Termination Period:

This Option may be exercised for 90 days after termination of your employment or consulting relationship, or such longer period as may be applicable upon death or disability of Optionee as provided in the Plan, but in no event later than the Term/Expiration Date as provided above.

II.            AGREEMENT

1.             Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”), an option (the “Option) to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 16(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

2.             Exercise of Option.

(a)           Right of Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and the Option Agreement. In the event of Optionee’s death, disability or other termination of Optionee’s employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

(b)           Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3.             Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)           cash; or

(b)           check; or

(c)           delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

(d)           surrender of other Shares which (i) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

4.             Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the Laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. the terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5.             Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6.             Tax Obligations.

(a)           Exercising the Option.

(i)            Nonqualified Stock Option (“NSO”). If this Option does not qualify as an ISO, the Optionee may incur regular federal income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities and amount equal to a percentage of this compensation income at the time of exercise.

(ii)           Incentive Stock Option (“ISO”). If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.

(b)           Withholding Taxes. Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(c)           Disposition of Shares.

(i)            NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(ii)           ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after grant date, any gain realized on disposition of the Shares will be treated as a long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at lesser of (A) the difference between the fair market value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

(d)           Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

7.             Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

8.             No Guarantee Of Continued Service. Optionee acknowledges and agrees that the vesting of shares pursuant to the vesting schedule hereof is earned only by continuing as a service provider at the will of the company (and not through the act of being hired, being granted an option or purchasing shares hereunder). Optionee further acknowledges and agrees that this agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a service provider for the vesting period, for any period, or at all, and shall not interfere with optionee’s right or the company’s right to terminate optionee’s relationship as a service provider at any time, with or without cause.

By Optionee’s signature and the signature of the Company’s representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understand all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any question relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated on the first page of this Option Agreement.

OPTIONEE:	MONACO COACH CORPORATION

By:
Signature

Print Name

Date	Date

EXHIBIT A

MONACO COACH CORPORATION

1993 INCENTIVE STOCK OPTION PLAN

EXERCISE NOTICE

Monaco Coach Corporation
Attention:  Chief Financial Officer

I.                              Exercise of Option. Effective as of today,                            , 200    , the undersigned (“Purchaser”) hereby elects to purchase the following shares (the “Shares”) of the Common Stock of Monaco Coach Corporation (the “Company”) under and pursuant to the Monaco Coach Corporation 1993 Incentive Stock Option Plan (the “Plan”) and the corresponding Stock Option Agreements (the “Option Agreement”). The purchase price for the Shares shall be as follows, as required by the Option Agreement.

NUMBER OF SHARES	DATE OF OPTION GRANT	PRICE PER SHARE	TOTAL COST

II.                            Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares together with any applicable withholding taxes.

III.                           Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

IV.                           Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the Plan.

V.                            Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

VI.                           Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

Submitted by:	Accepted by:

PURCHASER:		MONACO COACH CORPORATION

By:
Signature

Its:
Print Name

Address: